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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 31, 2006

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 3.02.  Unregistered Sale of Equity Securities

The registrant closed a private placement on January 31, 2006 (the “Closing Date”), of 3,895,000 Units, at a price of $0.25 per Unit, each Unit consisting of one share of the registrant’s common stock, par value $0.10, and one half of one (1/2) share purchase warrant.  Each whole warrant is exercisable to acquire one additional share of common stock at an exercise price of US$0.35 per share during the one-year period commencing on the Closing Date, US$0.50 per share during the second year following the Closing Date, and US$0.65 per share during the third year following the Closing Date.  The registrant received gross proceeds of $973,750 in connection with the private placement.  The registrant granted registration rights to the investors.

The offering of units was conducted by the Company in a private placement to non-U.S. persons outside the United States in off shore transactions pursuant to an exemption from registration available under Rule 903 of Regulation S of the United States Securities Act of 1933, as amended, and in the United States solely to accredited investors pursuant to an exemption from registration available under Rule 506 of Regulation D of the Securities Act.

Strata Partners, LLC, a registered broker dealer, acted as placement agent in connection with the private placement and received a cash fee of 10% of the gross proceeds and agents warrants equal to 10% of the number of Units sold, exercisable on the same terms as the warrants issued to investors.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: February 1, 2006	By: /s/ Richard R. Walters
Richard R. Walters, President